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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.


        Date of report (Date of earliest event reported): June 29, 2000


                          Commission File No. 0-24833


                                FUTURELINK CORP.
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             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                     95-4763404
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(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporated or Organization)


     100, 6 Morgan, Irvine California                        92618
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  (Address of principal executive Offices)                 (ZIP Code)


                                 (949) 837-8252
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

         On June 29, 2000, the Company entered into a definitive agreement with Microsoft Corporation pursuant to which Microsoft will purchase 1,428,571 shares of FutureLink Series A Convertible Preferred Stock ("Series A Shares") for a price per share of $7.00. We will also issue to Microsoft a warrant with a five-year term to purchase up to 1,142,857 Series A Shares at an exercise price of $7.00 per share. The Series A Shares provide for the voluntary and, under certain circumstances, mandatory conversion of the Series A Shares into shares of common stock on a one-for-one basis, subject to anti-dilution adjustments. In addition, Microsoft will have the right to nominate one director for election to FutureLink's Board of Directors. The Company expects to consummate the sale of Series A Shares to Microsoft in July 2000.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


         FUTURELINK CORP.

        By: /s/ Raghu Kilambi                              Date: June 29, 2000
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            Raghu Kilambi, Chief Financial Officer

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) EXHIBITS:

               99.1 -- News Release of the Registrant dated June 29, 2000.